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                                   [DIME LOGO]


                                 SEPTEMBER 2000
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Investors are urged to read (1) Dime's solicitation/recommendation statement filed with the Securities and Exchange Commission on Schedule 14D-9 on March 21, 2000 with respect to North Fork Bancorporation's hostile exchange offer, (2) any proxy materials filed by Dime on Schedule 14A and (3) Dime's tender offer statement on Schedule TO, as well as any amendments or supplements to these statements when they become available, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain them for free from the SEC at the SEC's website (www.sec.gov) or from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, NY 10017, telephone 1-212-326-6170, or to Innisfree M&A Incorporated at 1-888-750-5834.

Dime, its directors and executive officers and certain other persons may be deemed to be "participants" in any solicitation of proxies from Dime stockholders. Information regarding the participants in such solicitation is contained in Dime's Schedule 14A filed with the SEC on August 17, 2000.

Dime believes that "operating earnings" basis information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although operating earnings are not currently a required basis for reporting financial results under generally accepted accounting principles.

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OVERVIEW

         REGIONAL CONSUMER AND BUSINESS BANK

         -    $25.3 billion in assets

              -   $15.8 billion in total loans


         -    $14.3 billion in deposits

              -   127 branches; One million customers




         NATIONAL CONSUMER LENDING FRANCHISE

         -    $1.8 billion home equity portfolio; 29th among banks and thrifts


         - 11th largest home mortgage originator in the U.S./19th largest loan servicer

              -   Full product line; Multiple distribution channels

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SECOND QUARTER HIGHLIGHTS

(OPERATING BASIS*; DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                              2Q 00      2Q 99     Change
                                              -----      -----     ------
Net Income                                    $66.6      $60.8       +10%
Earnings per Share                            $0.60      $0.54       +11%
Return on Equity                              17.14%     16.73%     +41bp
Net Interest Income                           $ 156      $ 140       +12%
Fee Income                                    $  99      $  92        +7%
General and Administrative Expense            $ 139      $ 150        (7%)
Non-Performing Assets                         $  84      $  89        (5%)

*Reported earnings adjusted for the effects of certain non-recurring or unusual items.

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FIVE YEAR TREND

(OPERATING BASIS*; DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                      At/For the Year Ended December 31,
                                      ----------------------------------
                           1999          1998          1997          1996          1995
                           ----          ----          ----          ----          ----
Net Income               $   244       $   217       $   157       $   121       $    79
Operating EPS               2.17          1.89          1.45          1.11          0.72

Return on Assets            1.11%         1.02%         0.78%         0.61%         0.38%
Return on Equity           16.74         16.34         14.25         12.00          8.29
Net Interest Margin         2.91          2.68          2.51          2.40          2.07
Efficiency Ratio           51.40         53.91         51.17         52.55         59.83

NPAs/Assets                 0.36          0.37          0.67          1.30          1.55


*Reported results adjusted for the effects of certain non-recurring or unusual items.

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PERFORMANCE - OPERATING* EPS


                         16 CONSECUTIVE QUARTERLY INCREASES
                         ----------------------------------

[BAR GRAPH]

Q1 '96     $0.27
Q2 '96     $0.27
Q3 '96     $0.28
Q4 '96     $0.29
Q1 '97     $0.31
Q2 '97     $0.35
Q3 '97     $0.38
Q4 '97     $0.41
Q1 '98     $0.43
Q2 '98     $0.47
Q3 '98     $0.49
Q4 '98     $0.51
Q1 '99     $0.52
Q2 '99     $0.54
Q3 '99     $0.55
Q4 '99     $0.56
Q1 '00     $0.59
Q2' 00     $0.60

*Reported results adjusted for the effects of certain non-recurring or unusual items.

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CONSUMER FINANCIAL SERVICES

                      BUSINESS FOCUS - BUILD CORE DEPOSITS
                      ------------------------------------

[PIE CHART 1]

12/31/97

DEMAND            11%
SAVINGS           18%
MONEY MARKET      14%
TIME              57%


   TOTAL DEPOSITS (MM): $13,847
CORE DEPOSITS/TOTAL DEPOSITS:  43%

[ARROW GRAPHIC POINTING FROM PIE CHART 1 TO PIE CHART 2]

[PIE CHART 2]

6/30/00

DEMAND            16%
SAVINGS           17%
MONEY MARKET      22%
TIME              45%

   TOTAL DEPOSITS (MM): $14,284
CORE DEPOSITS/TOTAL DEPOSITS:  55%

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INSURANCE/SECURITIES BROKERAGE
(in Millions)

BUSINESS FOCUS - INCREASE FEE INCOME
------------------------------------

[BAR GRAPH]

1997      $23.7
1999      $36.7
Q2 '99    $10.1
Q2 '00    $11.3

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CONSUMER LENDING
----------------
(Dollars in Millions)

BUSINESS FOCUS - EXPAND AND DIVERSIFY LOAN PORTFOLIO
----------------------------------------------------

[BAR CHART]

12/31/97      $  774
12/31/98      $  973
12/31/99      $2,495
6/30/00       $2,817

[PIE CHART]

JUNE 30, 2000

HOME EQUITY       64%
OTHER              4%
AUTOMOBILE        32%

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COMMERCIAL REAL ESTATE LENDING
------------------------------
(Dollars in Millions)

BUSINESS FOCUS - INCREASE LOAN PORTFOLIO
----------------------------------------

[BAR CHART]

12/31/97   $2,263
12/31/98   $2,568
12/31/99   $3,483
6/30/00    $3,881

[PIE CHART]

JUNE 30, 2000

MULTI-FAMILY      43%
OFFICE BUILDINGS  24%
RETAIL CENTERS    19%
OTHER             14%

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BUSINESS BANKING
----------------
(in Millions)

BUSINESS FOCUS - GROW LOANS AND DEPOSITS
----------------------------------------

[BAR CHART]

LOANS

12/31/97          $99
12/31/98         $287
12/31/99       $1,029
6/30/00        $1,114

[BAR CHART]

DEPOSITS

12/31/97         $120
12/31/98         $159
12/31/99         $407
6/30/00          $429

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MORTGAGE BANKING
----------------
(Dollars in Billions)

BUSINESS FOCUS - MAINTAIN BALANCE AND PROFITABILITY
---------------------------------------------------

[BAR CHART]

ORIGINATIONS

1997        $8.6
1998       $30.5
1999       $22.4
2000       $16.3*

[BAR CHART]

SERVICING

                         Weighted Average Coupon
12/31/97       $24.9           7.78%
12/31/98       $34.8           7.35%
12/31/99       $38.3           7.27%
6/30/00        $41.0           7.30%

*1st half annualized

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OVERALL BUSINESS FOCUS - BECOME MORE "BANK-LIKE"
------------------------------------------------
(Dollars in Billions)

IMPROVE LOAN MIX

[BAR CHART]

                               Business,
                               Consumer
                                 and             Total
              Residential     Commercial         Dollar
               Mortgage       Real Estate        Amount
               --------       -----------        ------
12/31/97             76%              24%         $13.0
6/30/00              51%              49%         $16.0

INCREASE CORE DEPOSITS

[BAR CHART]

                                   Total
                                   Dollar
               Time       Core     Amount
               ----       ----     ------
12/31/97        57%        43%      $13.8
6/30/00         45%        55%      $14.3

REDUCE SECURITIES PORTFOLIO

[BAR CHART]

12/31/97   23%     $5.0
6/30/00    16%     $3.9

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OVERALL BUSINESS FOCUS - MAINTAIN IMPROVED ASSET QUALITY
--------------------------------------------------------
(Dollars in Millions)

NON-PERFORMING
ASSETS

[BAR GRAPH]

1995    $316
1996    $245
1997    $147
1998    $ 83
1999    $ 86
Q2 '00  $ 84


NON-PERFORMING
ASSETS

[PIE CHART]

June 30, 2000

RESIDENTIAL REAL ESTATE      43%
COMMERCIAL REAL ESTATE        5%
CONSUMER                     11%
BUSINESS                     19%
ORE                          22%


NET CHARGE-OFFS TO AVERAGE LOANS RECEIVABLE

[BAR GRAPH]

1995     0.86%
1996     0.61%
1997     0.55%
1998     0.24%
1999     0.10%
6/30/00  0.14%


ALLOWANCE TO NON-ACCRUAL LOANS

[BAR GRAPH]

1995      50%
1996      56%
1997      88%
1998     191%
1999     202%
Q2 '00   218%

(At period end except net charge-offs)

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
UPDATE -- RECENT DEVELOPMENTS

-    $238 Million Investment by Warburg Pincus

-    Tony Terracciano Named Chairman

-    Dutch Auction Tender Offer for 12.5% of Dime's Shares

-    Proposed Spin-Out of Litigation Tracking Warrants

-    Review Balance Sheet and Expense Base

-    Accelerate Business Plan


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